Exhibit 10.1

Execution Version

FIRST AMENDMENT TO PURCHASE AGREEMENT

This First Amendment to Purchase Agreement (this “Amendment”) Crown LNG Holding Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (“Company”), and Arena Business Solutions Global SPC II, LTD (“Investor”, together with the Company, each a “Party” and collectively, the “Parties”) is dated April 22, 2025 (the “Signing Date”).

Background

A. The Parties previously entered into that certain Purchase Agreement dated October 22, 2024 (the “Original Agreement”);

B. In connection with Section 13.02 of the Original Agreement, the Original Agreement may be amended by a written instrument signed by the Parties; and

C. By executing this amendment (the “Amendment”), the Parties agree as follows:

Agreement

1.	Amendment. Section 6.20 of the Original Agreement is deleted in its entirety and replaced with “Intentionally Omitted”.

2.	Miscellaneous.

a.

Full Force and Effect; References to Original Agreement. Except only as expressly modified in this Amendment, the Original Agreement remains unmodified and is in full force and effect and binding upon the Parties in accordance with its terms. All of the representations, warranties, covenants, terms and conditions of the Original Agreement are unaffected by this Amendment and shall continue to be, and remain, in full force and effect in accordance with their respective terms as if fully restated in this Amendment. This Amendment shall inure to the benefit of and be binding upon the undersigned Parties and their respective legal representatives, successors and assigns. All references to “this Agreement” in the Original Agreement shall be deemed to refer to the Original Agreement, as amended by this Amendment.

b.

Counterparts. This Amendment may be executed in counterparts, each of which shall be an original for all purposes and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Amendment executed and/or transmitted by electronic means shall be valid and effective to bind the Party signing.

c.	Governing Law. Article X of this Original Agreement is incorporated by reference.

d.	Definitions. All capitalized terms not otherwise defined are used with the respective definitions given them in the Original Agreement.

e.

Entire Agreement. The Original Agreement, as amended by this Amendment contain the entire agreement of the Parties with respect of the subject and supersedes all prior conversations, discussions and agreements relating to the subject matter of this Amendment.

[Signatures follow.]

Each Party has executed this Amendment as of the Signing Date.

Company: CROWN LNG HOLDINGS LIMITED

By:	/s/ Swapan Kataria
Name: Swapan Kataria Title: Chief Executive Officer

Investor: ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler Title: Authorized Signatory

[Signature Page – First Amendment Purchase Agreement]